Exhibit 99.1
Bank of America, N.A., S1 Corporation Win in Patent Infringement Suit
NEW YORK, March 28 /PRNewswire/ — On March 22, 2006, a jury in federal court in the Southern District of New York decided in favor of Bank of America, N.A. and S1 Corporation in a patent infringement lawsuit brought by TradeCard, Inc. over Bank of America’s use of S1’s Purchase Order Processing System (POPS), an electronic tool that facilitates global trade letter of credit and open account transactions.
The issues at trial were whether Bank of America’s use of POPS infringed upon a patent held by TradeCard, and the validity of the same TradeCard patent. TradeCard sought patent infringement damages in excess of $10 million, and ultimately an injunction to force Bank of America and S1 to stop using or selling POPS. The jury found that Bank of America and S1 were not infringing, and that TradeCard’s patent is invalid.
“Bank of America is very pleased with the outcome of the trial. This verdict is a complete vindication of Bank of America’s position that the Bank’s use of POPS does not infringe the TradeCard patent, and that the patent itself is invalid,” said Dan Scanlan, Director of Trade Product Management for Bank of America. “This verdict means that Bank of America will continue to use POPS as an innovative solution to expedite the processing of documentation for international trade customers who do business around the world.”
“S1 is pleased with the jury’s decision,” said Fred Dumas, general manager of the S1 Wholesale Banking Group. “We look forward to continuing to work with Bank of America to support their global trade customers.”
Bank of America was represented by Frank Emory, Tom Scott and Nash Long of Hunton & Williams LLP. S1 Corporation was represented by Holmes Hawkins and James Mayberry of King & Spalding LLP.
About Bank of America
Bank of America is one of the world’s largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving more than 38 million consumer and small business relationships with more than 5,800 retail banking offices, more than 16,700 ATMs and award-winning online banking with more than 14 million active users. Bank of America is the No. 1 overall Small Business Administration (SBA) lender in the United States and the No. 1 SBA lender to minority-owned small businesses. The company serves clients in 150 countries and has relationships with 97 percent of the U.S. Fortune 500 companies and 79 percent of the Global Fortune 500. Bank of America Corporation stock (NYSE: BAC — News) is listed on the New York Stock Exchange.

About S1 Corporation
S1 Corporation (Nasdaq: SONE — News) is a leading global provider of integrated customer interaction applications for thousands of banks, credit unions and insurance providers around the world. Comprised of applications that address virtually every market segment and delivery channel, S1 solutions help integrate and optimize an institution’s entire front office, resulting in increased operational efficiencies, revenue opportunities and overall customer satisfaction. S1 is the only provider with the proven experience, breadth of products and financial strength to empower financial services companies’ enterprise strategies. Additional information about S1 is available at http://www.s1.com.
Forward-Looking Statements
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to S1’s financial condition, results of operations and business. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or similar terminology identify forward-looking statements. These statements are based on S1’s beliefs as well as assumptions made using information currently available to us. Because these statements reflect S1’s current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in S1’s reports filed with the Securities and Exchange Commission (and available on S1’s web site at http://www.s1.com or the SEC’s web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause S1’s actual results to differ materially from the expectations we describe in S1’s forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.